EXHIBIT 99.1

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344-2290
Telephone 952-937-4000
Fax 952-937-4515

News Release

FOR IMMEDIATE RELEASE	For more information contact:
July 5, 2016	Andy Cebulla
Director of Investor Relations and Treasurer
(952) 937-4000

MTS COMPLETES ACQUISITION OF SENSOR PRODUCER PCB GROUP, INC.

EDEN PRAIRIE, MN., July 5, 2016 — MTS Systems Corporation (Nasdaq: MTSC), a leading global supplier of high-performance test systems and position sensors, announced today that it has completed the acquisition of 100% of PCB Group, Inc. (“PCB”) for $580 million. PCB is a manufacturer of piezoelectric sensors and components used for vibration, pressure and force measurement. PCB is a global leader in the design, manufacture and distribution of sensor technologies that both enhance the performance of its customers’ products, and enable those products to enter the market more rapidly and reliably.

“The completion of the PCB acquisition marks a major milestone for MTS Systems and we are very excited about welcoming them into the MTS organization” said Dr. Jeffrey Graves, President and Chief Executive Officer of MTS Systems. “The addition of PCB, with their strong brand and proven leadership, under the direction of PCB President, Dave Hore, positions MTS as a sustainable, technology-leading ‘Test and Measurement’ solutions provider with a broad product portfolio, positioned to service customers in every major market around the world. The combination brings scale to our current Sensors’ business with highly complementary sensor products and strong channels to market, balancing the revenue mix between our Test and Sensors segments, while enhancing the margin profile of the company and creating significant cross-selling opportunities across the combined portfolio. We believe MTS is now an even stronger company that will drive meaningful EPS accretion and generate substantial incremental free cash flow over the long term, which will lead to accelerated value creation for our shareholders.”

“We are very excited to join Dr. Graves and the MTS Team,” said David T. Hore, President of PCB and of the combined PCB/MTS sensor business unit moving forward. “The innovative culture, technology leadership and commitment to customers make MTS an ideal fit for PCB. We are confident that this combination of our businesses, that are each true leaders in their markets, will create value for our customers and our employees through enhanced growth and increased efficiencies across both the industrial and test markets around the world. This enhanced growth and profitability, combined with strong free cash performance, will create increased value for MTS’s shareholders for years to come.”

About PCB Group, Inc.

PCB Group Inc., headquartered in Depew, New York, was founded in 1967 as a manufacturer of piezoelectric quartz sensors, accelerometers, and associated electronics for the measurement of dynamic pressure, force, and vibration that enhance the productivity, safety, reliability and efficiency of their customers’ products and processes. PCB Group Inc. had 1,168 employees as of December 31, 2015.

About MTS Systems Corporation

MTS Systems Corporation’s testing hardware, software and services solutions help customers accelerate and improve their design, development and manufacturing processes and are used for determining the mechanical behavior of materials, products and structures. MTS high-performance position sensors provide controls for a variety of industrial and vehicular applications. MTS had 2,400 employees as of October 3, 2015 and revenue of $564 million for the fiscal year ended October 3, 2015. Additional information on MTS can be found at www.mts.com.

Cautionary Information Regarding Forward-Looking Statements

This release contains “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts.  These statements are based on MTS’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  Risks, uncertainties and assumptions include, but are not limited to: (1) problems that may arise in integrating the businesses of the two companies and that the integration may not be successful; (2) the combined company may be unable to achieve the anticipated synergies or those benefits may take longer to realize than expected; (3) the businesses of one or both companies may suffer as a result of uncertainties surrounding the transaction including disruption of relationships with customers, employees or suppliers; (4) increased competition and its effect on pricing; and (5) other risks beyond the control of either party.  Additional factors that could cause MTS’s actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those described in the “Risk Factors” section in MTS’s most recent Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. These reports are available on MTS’s website at www.mts.com or on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date on which statements are made, and MTS undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events or circumstances.